                      SUBSIDIARIES OF REGISTRANT

Mueller International Sales Corporation, a Foreign Sales Corporation, was organized December 18, 1984, and incorporated under the laws of the Virgin Islands of the United States and became active in 1985. This is a wholly owned subsidiary and its accounts have been included in the consolidated financial statements filed herein.

Mueller Transportation, Inc., a Missouri Corporation, was incorporated on October 15, 1996. This is a wholly owned subsidiary that began operations effective January 1, 1997. Its accounts have been included in the consolidated financial statements filed herein.

Mueller Field Operations, Inc., a Missouri Corporation, was incorpo-rated on January 28, 1998. This is a wholly owned subsidiary that began operations effective January 28, 1998. Its accounts have been included in the consolidated financial statements filed herein.